Preliminary Copies




                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. ___________)

Filed by the Registrant  /x/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/x/   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SL Industries, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:


         (2)  Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)  Proposed maximum aggregate value of transaction:


         (5)  Total fee paid:


/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:


         (2)  Form, Schedule or Registration Statement No.:


         (3)  Filing Party:


         (4)  Date Filed:

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                                                     October 10, 1997



DEAR SHAREHOLDER:


         You are cordially invited to attend the Annual Meeting of Shareholders of SL INDUSTRIES, INC., on Friday, November 21, 1997, at 9:00 in the morning.

         The meeting will be held in the Grand Salon at the Ramada Regency Palace, Route 73 and Fellowship Road, Mt. Laurel, New Jersey. Prior to the meeting, an 8:00 a.m. breakfast will be held in the Regency Ballroom.

         We look forward to the attendance of our shareholders because it provides us with an opportunity for hearing your views and for holding informal discussions concerning the progress of SL INDUSTRIES, INC.


         Your proxy is important to assure a quorum at the meeting.


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                         Sincerely yours,



                                         OWEN FARREN
                                         President and Chief Executive Officer


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SL INDUSTRIES, INC.
  Corporate Office:        SUITE A-114, 520 FELLOWSHIP ROAD,
                           MT. LAUREL, NJ 08054


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         NOTICE is hereby given that the Annual Meeting of Shareholders of SL INDUSTRIES, INC., will be held at the Ramada Regency Palace, Route 73 and Fellowship Road, Mt. Laurel, New Jersey, on Friday, November 21, 1997, at 9:00 in the morning for the following purposes:

              1. To elect seven directors for the ensuing year;

              2. To ratify the appointment of Arthur Andersen LLP, to serve as the Company's independent auditors for the fiscal year 1998;

              3. To consider an amendment to the Company's Certificate of Incorporation to eliminate cumulative voting;

              4. To consider a shareholder proposal as described in the accompanying Proxy Statement; and

              5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

              The Board of Directors has fixed the close of business on September 23, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                             By Order of the Board of Directors



                                             James E. Morris
                                             Secretary
October 10, 1997
Mount Laurel, New Jersey


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                               SL INDUSTRIES, INC.
                                   Suite A-114
                               520 Fellowship Road
                             Mount Laurel, NJ 08054

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies, by and on behalf of the Board of Directors of SL Industries, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders on November 21, 1997, at 9:00 a.m., and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting has been called to consider and vote upon the election of seven Directors, the ratification of the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year 1998, an amendment to the Company's Certificate of Incorporation to eliminate cumulative voting, a shareholder proposal as described in this Proxy Statement, and such other business as may properly come before the meeting. The Company's By-Laws require written notice 60 calendar days in advance of the Annual Meeting to raise business at the Annual Meeting, including the nomination of Directors. The complete text of such By-Law provision was included as an Exhibit in the Company's October 31, 1996, Form 10-Q. Any shareholder wishing an additional copy of such provision should call the Secretary of the Company. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about October 10, 1997.

                             VOTING BY SHAREHOLDERS

         Only holders of record of the Company's Common Stock, par value $.20 per share (the "Common Stock"), at the close of business on September 23, 1997, are entitled to receive notice of and to vote at the Annual Meeting.

         Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or represented by proxy. When a proxy in the accompanying form is returned, properly dated and executed, the shares represented thereby will be voted at the Annual Meeting and, if a shareholder specifies a choice with respect to any matter to be acted upon, such shares will be voted in accordance with the specifications so made. A proxy may be revoked at any time prior to being voted by filing a written notice of revocation with the Secretary of the meeting or by voting the shares subject to the proxy by written ballot at the meeting.

         The proxy tabulation will be done by our transfer agent and proxies should be returned in the enclosed business reply envelope. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of directors, officers and other employees of the Company and of its subsidiaries may (without additional compensation) solicit proxies in person or by telephone, telex, facsimile or other electronic means. The Company has also retained MacKenzie Partners, Inc., for a fee not-to-exceed $7,500, and reimbursement of out-of-pocket expenses, to aid in the solicitation of proxies.

         On the record date, September 23, 1997, there were 5,463,930 shares of Common Stock of the Company outstanding. All outstanding shares are of one class. Shareholders have the right to cast one vote for each share held on the record date as to each matter presented at the meeting, except that there is cumulative voting in the election of directors.

         Cumulative voting means that each shareholder may cast a number of votes equal to the number of his or her shares multiplied by the number of directors to be elected (seven at this Annual Meeting) and that he or she may


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cast all of such votes for a single director or may distribute them among the number to be elected or any two or more of them as he or she may see fit. If a shareholder wishes to distribute his or her cumulative votes in a specific manner, the proxy card should be marked to indicate clearly how the votes are to be distributed among the nominees. For example, the shareholder may write on the proxy card the number of votes to be cast next to the name of the Director or Directors for whom the shareholder desires to cast such votes. Unless indicated to the contrary, if a shareholder strikes out the name of a nominee all the cumulative votes of such shareholder which were otherwise distributable among all of the nominees will instead be distributed among the remaining nominees in the discretion of the proxy holders named therein as described below, unless otherwise indicated. For example, if a shareholder owns 10 shares and strikes out the name of one of the seven nominees listed on the proxy card, all of such shareholder's 70 cumulative votes will be distributed among the remaining six nominees at the discretion of the proxy holders. The seven candidates receiving the highest number of votes shall be elected.

         All shares represented by each properly executed unrevoked proxy received prior to the Annual Meeting will be voted in accordance with the instructions specified therein, or in the absence of appropriate instructions, for Proposals 1, 2 and 3, and against Proposal 4. With respect to the election of directors, where no vote is specified or where a vote FOR proposal 1 is marked, unless contrary instructions are set forth on the proxy card, the cumulative votes represented by a proxy will be cast for all or fewer than all of the nominees at the discretion of the proxy holders named therein in order to elect as many nominees as believed possible under the then prevailing circumstances. At the present time, the Board has not determined any specific order in which it intends to distribute votes among its nominees.

         Under the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The holder of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. Broker non-votes and abstentions will be counted only for the purpose of determining whether a quorum is present at the meeting. Except for the election of directors, with respect to which there is cumulative voting as more fully described above, and Proposal 3, relating to the elimination of cumulative voting, with respect to which the approval of two-thirds of the votes cast at the duly convened Annual Meeting is required, all matters to be voted upon at the Annual Meeting must receive the approval of a majority of votes cast at the duly convened Annual Meeting in order to be binding on the Company. For purposes of determining the number of votes cast with respect to any voting matter, only votes cast "for" or "against," in accordance with and subject to
Section 402.08 of the rules of the New York Stock Exchange (or any successor provision), are included.

         It Is Important That Your Shares Are Represented At The Meeting.

         Whether Or Not You Expect To Attend The Meeting, Please Be Sure That The Enclosed Proxy Card Is Properly Completed, Dated, Signed And Returned Without Delay In The Enclosed Envelope, Which Requires No Postage If Mailed In The United States.

         The Board of Directors does not know of any business to properly come before the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Shareholders. Should any matters properly come before the Annual Meeting or any adjournment thereof, for which specific authority has not been solicited from the shareholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote thereon in accordance with their best judgment.


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                                                              Preliminary Copies


         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders if such approval does not amount to ratification of the action taken at that meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or, for good cause, will not serve; (iv) any proposal omitted from this Proxy Statement and proxy pursuant to Rule 14a-8 or Rule 14a-9 promulgated under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy card will vote in accordance with their best judgment.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of the Company's Common Stock, as of September 23, 1997 (except as otherwise noted) by: (i) each person or entity (including such person's or entity's address) who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's Directors and nominees for Director who beneficially owns shares, (iii) each Named Executive Officer (as defined under Executive Compensation) who beneficially owns shares, and (iv) all executive officers and Directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by such persons or upon information otherwise provided by such persons to the Company.



                                                    Number of Shares
          Name of Beneficial Owner                 Benefically Owned(1)                Percentage Owned
          ------------------------                 --------------------                ----------------
Dimensional Fund Advisors Inc.                          425,800(2)                           7.8%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

J. Dwane Baumgardner                                     37,176(3)                              *

Owen Farren                                             199,409(4)                           3.4%

Edward A. Gaugler                                       180,540(5)                           3.3%

George R. Hornig                                         24,540(6)                              *

Warren G. Lichtenstein                                  345,100(7)                           6.3%

Salvatore J. Nuzzo                                       54,082(8)                              *

Robert J. Sanator                                         5,000                                 *

James E. Morris                                          32,315(9)                              *

All Directors and Executive Officers as a               891,662(10)                         15.4%
Group



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                                                              Preliminary Copies

*   Less than one percent (1%).

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under such rules, shares are deemed to be beneficially owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares. Except as otherwise indicated, and subject to community property laws where applicable, the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 425,800 shares, as of June 30, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Includes 35,176 shares which Mr. Baumgardner has the right to acquire at any time upon exercise of stock options.

(4) Includes 69 shares owned jointly by Mr. Farren and his wife, who share voting and investment power, 6,200 shares held in an IRA for Mr. Farren, 18,640 shares beneficially owned as a participant in the Company's Savings and Pension Plan, and 174,500 shares which Mr. Farren has the right to acquire, at any time, upon the exercise of stock options.

(5) Such shares do not include 942 shares which are owned by Mr. Gaugler's wife, as to which such director disclaims any beneficial ownership.

(6) Includes 20,540 shares which Mr. Hornig has the right to acquire at any time upon exercise of stock options.

(7) Includes 329,300 shares which Steel Partners II, L.P., beneficially owns and in which Mr. Lichtenstein, a current Director, has a beneficial interest.

(8) Includes 51,082 shares which Mr. Nuzzo has the right to acquire at any time upon exercise of stock options.

(9) Includes 4,316 shares owned jointly by Mr. Morris and his wife, who share voting and investment power, 2,374 shares beneficially owned as a participant in the Company's Savings and Pension Plan, and 25,625 shares which Mr. Morris has the right to acquire at any time upon exercise of stock options.

(10) Includes 320,423 shares which directors and executive officers have the right to acquire, at any time, upon the exercise of nonqualified and incentive stock options granted by the Company. Except for 333,685 shares, as to which certain directors and executive officers share voting and investment power, the directors and executive officers have sole voting and investment power as to the shares beneficially owned by them.


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                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven persons will be elected to serve as the Company's Board of Directors until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. Unless otherwise directed, it is intended that shares represented by proxy will be voted by the proxy holders in favor of the election of all the following persons, except that the cumulative votes represented by proxies will be cast for all or fewer than all of the nominees for director at the discretion of the proxy holders named therein in order to elect as many nominees as possible under the circumstances prevailing at the meeting. Discretionary authority to so cumulate votes is hereby solicited. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a director, if elected. Each of the nominees is at present a member of the Board of Directors of the Company. In the event that any of the nominees for director should become unavailable to serve as such, the proxies may be voted for such substitute or substitutes as may be nominated by the Board of Directors of the Company.

         The following table sets forth the name of each nominee for election to the Board of Directors, his age, principal occupation and the name and principal business of any corporation or organization in which such occupation is carried on, and the period during which he has served as director.



                                                                                            Served
                                                                                        Continuously As
Name                                        Principal Occupation for Five                  Director
of Nominee                 Age                 Years and Directorships                       Since
----------                 ---              -----------------------------               ---------------
J. Dwane                  (57)   Chairman of Donnelly Corporation, Inc., a                   1990
Baumgardner(1)(3)(4)             manufacturing company in Holland, Michigan, since
                                 1986 and Chief Executive Officer since 1982.

Owen Farren(1)(4)         (46)   President and Chief Executive Officer of the                1991
                                 Company since April 1991; from May 1990 to April
                                 1991, Executive Vice President of the Company.

Edward A.                 (78)   An original founder of the Company, served as               1993
Gaugler(2)                       President from 1956 to 1960 and as director from
                                 1956 to 1967; retired for more than five years.

George R.                 (43)   Managing Director of Deutsche Morgan Grenfell, Inc.         1992
Hornig(3)(4)                     (investment bankers) since 1993; from 1991 to 1993,
                                 President and COO of Dubin & Swieca Holdings, Inc.
                                 (money managers).




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

                                                                                            Served
                                                                                        Continuously As
Name                                        Principal Occupation for Five                  Director
of Nominee                 Age                 Years and Directorships                       Since
----------                 ---              -----------------------------               ---------------
Salvatore J.              (66)   Chairman of the Company since September 1993;               1988
Nuzzo(1)(2)                      Chairman and CEO of Datron, Inc., a manufacturing
                                 company in Hartford, CT from May, 1996 to Present;
                                 Director of Critchner Systems, Inc., March 1997
                                 to present; Chairman and part owner of Marine
                                 Mechanical Corporation from March 1994 to
                                 present; Chairman of the Board of Technautics
                                 Corporation, a manufacturing company in
                                 Cleveland, Ohio, from April 1991 to March 1994;
                                 and CEO from April 1991 to December 1992;
                                 Director of Avnet Corporation, a distribution
                                 company in New York, New York since September
                                 1982.

Walter I. Rickard(2)      (56)   President and CEO of Listing Services Solutions,            1997
                                 Inc. from October 1996 to present; President and
                                 CEO, NYNEX, Entertainment and Information Services
                                 Group, 1994 to 1996, and Corporate Vice President,
                                 1992 to 1994.

Robert J.                 (67)   Dean, College of Management Long Island University,         1993
Sanator(2)(3)                    from April 1991 to present.


(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Nominating Committee.




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                             THE BOARD OF DIRECTORS

         The Company's Board of Directors has established the following standing committees: the Executive Committee, the Audit Committee, the Nominating Committee and the Compensation Committee. The Executive Committee, which met two times during the fiscal year 1997, has and may exercise all the authority of the Board, except that the committee cannot make, alter or repeal any By-law of the Corporation, elect or appoint any director or remove any officer or director, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution previously adopted by the Board which by its terms is amendable or repealable only by the Board. The Audit Committee, which met four times during the fiscal year 1997, recommends the selection of independent auditors, reviews the scope and results of the annual audit, is advised of and reviews nonaudit services to be provided by the independent auditors, and reviews reports of the independent auditors and of quarterly financial results. The Nominating Committee, which met one time during the fiscal year 1997, was constituted on July 14, 1992, to recommend the number and name of persons to be elected by the shareholders as directors of the Company. At the present time there is no procedure by which shareholders can recommend nominees to be considered by the Nominating Committee. The Compensation Committee, which met two times during the fiscal year 1997, recommends the compensation to be paid to executive officers and the stock options to be granted to key employees under the Company's 1991 Long Term Incentive Plan (see Compensation Committee Report), as well as the amendments to be adopted for the Company's defined contribution pension plans. The Board of Directors of the Company met seven times during the fiscal year 1997. Each member of the Board attended at least seventy-five percent of the meetings of the Board of Directors and Committees thereof, if a member, except for Mr. Lichtenstein, who only attended fifty percent of the Audit Committee meetings.

         Non-employee directors are paid quarterly retainer fees of $3,500 (with the exception of the Chairman, Mr. Nuzzo, whose quarterly fee is $5,250), $1,000 for each Board meeting attended, and $500 for each Committee meeting attended. Mr. Farren does not receive director's retainer, Board meeting or Committee meeting fees.

         In fiscal year 1993, the Board of Directors adopted a Non-Employee Director Non-Qualified Stock Option Plan (the "Directors' Plan"), which was approved by the shareholders at the Company's 1993 Annual Meeting. Under the Directors' Plan, non-employee Directors have the right annually to elect to receive non-qualified stock options in lieu of all or a stated percentage of retainer and/or attendance fees payable for the upcoming fiscal year. The number of shares covered by such options is determined at the time such fees would otherwise be payable, based upon the fair market value of the Company's Common Stock at such times, except, with respect to an election to defer all such fees, such determination shall be based upon 133% of fair market value at such times. Elections are irrevocable. Under the Directors' Plan, Messrs. Baumgardner, Hornig and Nuzzo elected for fiscal year 1997 to receive non-qualified stock options in lieu of all such fees. In accordance with such elections, Mr. Nuzzo was granted options to acquire 8,261 shares, Mr. Baumgardner was granted options to acquire 6,131 shares, and Mr. Hornig was granted options to acquire 7,483 shares during fiscal year 1997. Messrs. Nuzzo, Baumgardner and Hornig have made the same elections for fiscal year 1998. Mr. Rickard has also elected to receive non-qualified stock options in lieu of all his fees effective, February 1, 1998.

         A $50,000 life insurance policy is maintained on each director's life for which the director designates the beneficiary. In addition, upon the retirement of a director who has attained the age of sixty and has completed ten years of service with the Board, the Company will pay $10,000 per year to the retired director for life with a term certain of 10 years. Mr. Farren is ineligible for these benefits. Most of these retirement payments are funded by the purchase of a life insurance policy and provide both a death and retirement


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benefit, and the Company is both owner and beneficiary of the policy. If the retired director dies after becoming eligible for retirement benefits and before the guaranteed retirement payments have been made, the unpaid balance of the benefits guaranteed will continue to be paid by the Company to the beneficiary designated by him.

                         EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation awarded to, earned by or paid to the Chief Executive Officer and the Company's other executive officer whose total annual salary and bonus exceeded $100,000 during fiscal 1997 (the "Named Executive Officers") for services in all capacities during fiscal 1997, 1996, and 1995.


                           SUMMARY COMPENSATION TABLE


                                                                                 Long-Term
                                                                                Compensation
                                                 Annual Compensation               Awards
                                             -------------------------          ------------
                                                                                 Securities
                                                                                 Underlying           All Other
Name and                                      Salary            Bonus           Options/SARs         Compensation
Principal Position           Year               ($)              ($)                (#)               ($)(1)(2)
------------------           ----            --------          -------          ------------         ------------
Owen Farren President        1997            218,810           100,000             17,000               26,530
  & CEO                      1996            187,100            81,250             16,000               26,721
                             1995            171,822(3)         60,000             10,000               26,671

James E. Morris              1997             91,350            35,500              4,500                4,656
  Vice President/Corp.       1996             85,307            31,200              4,000                4,504
  Controller/Treasurer &     1995             81,461            22,000              4,000                4,218
  Secretary



(1) Includes Company matching contributions and profit sharing contributions made to the SL Industries, Inc., Savings and Pension Plan for Messrs. Farren and Morris in fiscal year 1995 in the amounts of $5,446 and $3,554, respectively, in fiscal year 1996, in the amounts of $5,461 and $3,801, respectively, and in fiscal year 1997 in the amounts of $5,558 and $4,057, respectively. The Company's contribution to the plan is based on a percentage of the participant's elective contributions up to the maximum defined under the plan and a fixed percentage, determined annually by the Board of Directors, of the participant's total calendar year earnings. Under the plan, benefits are payable at retirement as a lump sum or as an annuity.

(2) Includes premiums paid for group term life insurance for Messrs. Farren and Morris and premiums paid for an ordinary whole life insurance policy on Mr. Farren's life in the face amount of $1,000,000 of which he is the owner with the right to designate beneficiaries.

(3) Mr. Farren elected to defer $3,960 of his fiscal year 1995 salary. The amount earns interest at the rate of 8%, compounded annually, and is payable at retirement. The deferred amount is funded by a life insurance policy where the Company is both owner and beneficiary of the policy.


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Mr. Morris is scheduled to receive a $30,000 per year annuity, $24,000 of which is fully vested, payable at age 65 for life with a term certain of 10 years. This agreement is funded by the purchase of a life insurance policy and provides both a death and retirement benefit, and the Company is both owner and beneficiary of the policy. If the participant dies after becoming eligible for retirement benefits and before the guaranteed retirement benefits have been paid, the unpaid balance of the benefits guaranteed will continue to be paid by the Company to the designated beneficiary.

         Pursuant to a standing resolution of the Board of Directors, upon the death of any executive officer, having more than five (5) years of service, the Company will pay his spouse, over a 36-month period, an amount equal to the officer's salary at his death.

Senior Executive Severance Plan

         On May 1, 1991, the Company entered into a Severance Pay Agreement with Mr. Farren, providing for payment equal to base annual salary or $135,000, whichever is greater, and to continue for a limited time certain fringe benefits in the event of involuntary termination of his employment, or voluntary termination for "good reason." Good reason is defined to include (i) a demotion in position, authority or similar action which would substantially alter the officer's standing in the Company, (ii) a reduction in salary or failure to increase compensation commensurate with other executive officers, (iii) a relocation of the officer's place of employment, (iv) a change of control of the Company, (v) incurring any serious illness or disability, or (vi) any other circumstance as determined by the Board of Directors in good faith.


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                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

Stock Options

         The following table sets forth information concerning options to purchase Common Stock granted under the Company's 1991 Long Term Incentive Plan in fiscal year 1996 to the Named Executive Officers. Twenty five percent of the options granted were exercisable on the date of grant with the balance exercisable in twenty five percent increments, one, two, and three years after the date of grant. The material terms of such options appear in the following table.



                                                                                         Potential Realizable Value
                                                                                          at Assumed Annual Rates
                                                                                              of Stock Price
                                                                                        Price Appreciation for Option
                                  Individual Grants                                               Term (1)
----------------------------------------------------------------------------------      -----------------------------

                                       % of Total
                        Number of         Stock
                        Securities       Options
                        Underlying     Granted to
                          Stock       Employees in
                         Options        in Fiscal         Exercise      Expiration
        Name            Granted (#)       Year           Price($/SH)       Date            5% ($)         10% ($)
        ----            ----------        ----           -----------    ----------         ------         -------
Owen
Farren ..........         17,000          13.2%             9.375          9/20/06        100,230         254,002

James E.
Morris ..........          4,500           3.5%             9.375          9/20/06         26,532          67,235



(1) The Potential Realizable Value, determined in accordance with SEC rules, assumes annualized market appreciation rates of 5% and 10%, respectively, from a market value of $9.375/share on September 20, 1996 (the date of the grant) to September 20, 2006 (the date of expiration of such options). These assumptions are not intended to forecast future price appreciation of the Company's stock price. The real value of the options in this table depends on the actual performance of the Company's Common Stock during the applicable period, which may increase or decrease in value over the time period set forth above. The Potential Realizable Value does not assume future dividends, stock or cash. The option grant does not accrue cash dividends unless the options are exercised, should dividends be declared.

                                                              Preliminary Copies

                    AGGREGATED STOCK OPTION EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION VALUES

     The following table sets forth the aggregate options to purchase shares of Common Stock of the Company held by the Named Executive Officers at July 31, 1997. No options were exercised during the fiscal year ended July 31, 1997.




                               Number of Securities Underlying
                                Unexercised Options at Fiscal                     Value of Unexercised In-The-
                                          Year End                                Money Options at Fiscal Year
                                             #                                              End ($)
                                            ---                                              -------
           Name                   Exercisable/Nonexercisable                       Exercisable/Nonexercisable
           ----                   --------------------------                       --------------------------
Owen Farren ........                    165,250/12,750                                  963,419/11,156(1)

James E. Morris.....                      23,125/3,375                                   135,484/2,953(1)




(1) Based on the closing price of $10.25 at fiscal year end, less the respective exercise prices.

     The closing market price per common share on the New York Stock Exchange on September 23, 1997, was $ 13.9375.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members are J. Dwane Baumgardner (Chairman), George R. Hornig and Robert J. Sanator, all of whom are non-employee directors of the Company.

     The following report and performance graft shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for the establishment of the level and manner of compensation of the Company's executive officers (including its named executive officers). In addition, the Compensation Committee seeks to ensure that sound compensation policies and practices exist and are being followed. The members of the Compensation Committee are J. Dwane Baumgardner (Chairman), George R. Hornig and Robert J. Sanator, all of whom are non-employee directors of the Company.

                                                              Preliminary Copies


     The following describes the Compensation Committee's compensation policies applicable to its executive officers (including its named executive officers), including the relationship of corporate performance to executive compensation, with respect to compensation reported for the last fiscal year.

     The Compensation Committee believes that executive compensation should be linked to value delivered to shareholders. The Company's compensation programs have been designed to provide a correlation between the financial success of the executive and the shareholders. Both long and short-term incentives are intended to align the interests of executives and shareholders and to reward the executive for building value within the Company.

     The functions of the Compensation Committee are to oversee general compensation policies for the Company's employees, to review and approve compensation packages annually for the Company's executive officers and subsidiary presidents, to approve cash incentive programs for all subsidiaries, and to grant stock options to officers of the Company and other key employees as appropriate. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals, while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys, the compensation levels of executive officers of companies in competing businesses, and recommendations by management. The Compensation Committee may also from time to time consult with independent compensation consultants and others.

     The Committee's current philosophy is to balance short-term performance of executives with achievement of long-range strategic goals resulting in continuously improving shareholder value, and to engender and preserve a sense of fairness and equity among employees, shareholders, and customers. In keeping with that philosophy, it has set the following objectives: (1) to link a significant portion of annual compensation directly to operating performance;
(2) to promote achievement of the Company's long-term strategic goals and objectives; (3) to align the interest of Company executives with long-term shareholder interest; (4) to see that management aligns the interest of Company employees with long-term shareholder interest; and (5) to attract, retain, and motivate executives critical to the Company's long-term success.

     The Company's executive compensation program consists of base salary, annual cash bonus incentive, and stock options. (Along with all other employees, executives also participate in one of the Company's defined contribution pension plans.) Salary levels of executive officers are reviewed annually by the Compensation Committee. Bonus payments are based on the achievement of the Company performance targets and the achievement of individual performance goals. Bonus amounts are calculated after fiscal year-end financial results become available to the Compensation Committee and are determined in accordance with guidelines established by the Compensation Committee. The Company seeks to provide an overall level of compensation that is competitive with other companies in competing businesses and in the Company's geographic markets. Compensation in any particular case will vary on the basis of the Company's annual and long-term performance as well as individual performance.

     The Compensation Committee believes stock options and stock ownership contribute to the aligning of the executive's interests with those of the shareholders. The Company's 1991 Long Term Incentive Plan encourages stock ownership by authorizing the grant of stock options to officers and key employees of the Company. From time to time, the Compensation Committee provides long term incentive compensation in the form of stock options where appropriate as compensation for its executive officers. In determining whether individual stock option grants will be made, the Compensation Committee evaluates each participant's job responsibilities and performance during the last completed fiscal year, as well as the perceived potential that the individual has in contributing to the success of the Company.

                                                              Preliminary Copies

     The salary for the Company's chief executive officer, Owen Farren, for fiscal year 1997 was established by the Compensation Committee based, in large part, on the performance of the Company during fiscal year 1996. Mr. Farren's bonus for fiscal year 1997 was based on the performance of the Company during fiscal 1997. Options were granted to Mr. Farren in September 1996 and September 1997 in large part to recognize his efforts in making significant progress during the past two fiscal years toward the Board's directives to him of controlling corporate overhead expenses, developing an overall plan for reassessing the Company's strategic direction, and achieving financial and other targets.

                             Respectfully submitted,

                             Compensation Committee:
                                   J. Dwane Baumgardner, Chairman
                                   George R. Hornig
                                   Robert J. Sanator


                                PERFORMANCE GRAPH

     The following Performance Graph summarizes the cumulative total shareholder return on an investment of $100 on July 31, 1992 in the Company's Common Stock for the period from that date to July 31, 1997, as compared to the cumulative total return on a similar investment of $100 on that date in stocks comprising the Russell 3000 Stock Index ("RUA") and the S&P Electrical Equipment Group ("S215"). The graph assumes the investment of all dividends.


   [In the printed version of this document a graph appears here that depicts the following plot points.]


JUL-97                 324.722                 221.024                 299.465
JUN-97                 308.882                 205.343                 299.465
MAY-97                 268.182                 197.391                 300.750
APR-97                 224.799                 185.133                 277.229
MAR-97                 216.912                 176.699                 253.654
FEB-97                 228.743                 185.292                 262.639
JAN-97                 220.855                 185.489                 264.687
DEC-96                 244.518                 175.910                 254.522
NOV-96                 240.575                 178.418                 263.021
OCT-96                 268.182                 167.053                 242.206
SEP-96                 298.678                 164.285                 234.393
AUG-96                 294.748                 156.052                 213.177
JUL-96                 267.238                 151.816                 211.417
JUN-96                 286.888                 160.405                 222.755
MAY-96                 321.202                 161.210                 213.691
APR-96                 242.860                 157.549                 204.790
MAR-96                 231.109                 154.789                 203.605
FEB-96                 246.777                 153.531                 196.977
JAN-96                 219.358                 151.636                 200.647
DEC-95                 227.192                 147.589                 188.115
NOV-95                 242.860                 145.412                 177.490

                     Total return with dividends reinvested

                                                             {RETURN = next page

OCT-95                 249.728                 139.591                 165.455
SEP-95                 222.414                 141.021                 166.452
AUG-95                 218.512                 135.984                 156.718
JUL-95                 179.492                 135.149                 156.983
JUN-95                 159.982                 130.087                 152.724
MAY-95                 151.292                 126.720                 153.372
APR-95                 147.413                 122.614                 149.313
MAR-95                 147.413                 119.653                 143.925
FEB-95                 147.413                 117.023                 144.890
JAN-95                 159.051                 112.703                 136.365
DEC-94                 139.654                 110.485                 134.107
NOV-94                 139.654                 109.067                 122.592
OCT-94                 127.169                 113.525                 130.184
SEP-94                 127.169                 111.898                 128.944
AUG-94                 127.169                 114.607                 132.024
JUL-94                 134.876                 110.120                 131.488
JUN-94                 119.461                 106.979                 122.597
MAY-94                 137.664                 110.221                 128.396
APR-94                 118.544                 109.382                 123.307
MAR-94                 114.720                 108.266                 127.696
FEB-94                 114.720                 113.500                 134.477

                     Total return with dividends reinvested

                                                             {RETURN = next page

JAN-94                 118.5440                 116.6370               135.437
DEC-93                 114.7200                 113.2910               132.606
NOV-93                 118.5440                 111.3150               124.127
OCT-93                 121.4280                 113.4250               123.835
SEP-93                 125.2220                 111.9320               123.378
AUG-93                 110.0440                 112.1710               126.740
JUL-93                 110.0440                 108.3250               125.396
JUN-93                 106.2490                 108.6100               123.424
MAY-93                 120.3960                 108.1660               120.972
APR-93                 105.3460                 105.4690               117.456
MAR-93                  97.8215                 108.4680               115.630
FEB-93                 105.3460                 106.0900               109.598
JAN-93                 109.1090                 105.7080               110.619
DEC-92                 112.8710                 104.7640               109.932
NOV-92                 120.3960                 103.1960               107.120
OCT-92                 112.0310                  99.4338               101.056
SEP-92                 112.0310                  98.5950               103.918
AUG-92                 108.2960                  97.4962                97.037
JUL-92                 100.0000                 100.0000               100.000

                     Total return with dividends reinvested

                                                              Preliminary Copies

                              CERTAIN TRANSACTIONS

     On September 12, 1997, the Company purchased 375,500 shares of the Company's Common Stock for a cash purchase price of $4,130,500, or $11.00 a share, in a privately negotiated transaction with UM Investment Corporation. The aggregate cost of the shares to UM Investment Corporation was $2,531,902. Prior to the sale, UM Investment Corporation was the beneficial owner of more than five percent of the Company's Common Stock.

                       APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal 2)

     The Board of Directors of the Company has appointed Arthur Andersen LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending July 31, 1998, subject to ratification of such appointment by shareholders. The submission of the appointment of Arthur Andersen LLP for ratification by the shareholders is not required by law or by the Company's Bylaws and is being done for the sole purpose of ascertaining the views of the shareholders of the Company with respect to such appointment. The Company shall not be bound by such shareholder action if the shareholders do not ratify the appointment, in which event the selection of other independent certified public accountants may be considered by the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.


                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO ELIMINATE CUMULATIVE VOTING
                                  (Proposal 3)

     Under New Jersey law, shareholders of a corporation do not have cumulative voting rights unless specifically provided in a corporation's certificate of incorporation. On September 29, 1997, the Board of Directors adopted an amendment (the "Amendment") to the Company's Certificate of Incorporation, as amended, to eliminate the cumulative voting provision presently contained therein and directed that the Amendment be submitted for consideration by shareholders at the Annual Meeting. The sole dissenting vote to the Board's action was cast by Warren G. Lichtenstein, who stated that he believes that cumulative voting protects shareholder rights.

     Pursuant to the cumulative voting provision of the Company's Certificate of Incorporation, the holders of the Company's shares of Common Stock are presently permitted to cumulate their votes in the election of directors of the Company. Each holder is entitled to cast, for every share held, a number of votes equal to the number of directors to be elected. Each such holder may cast such whole number of votes for one nominee, or distribute such whole number of votes among two or more nominees in any manner. See, VOTING BY SHAREHOLDERS. The Amendment eliminates the cumulative voting right of shareholders.

     One of the principal effects of cumulative voting is to make it more likely that an individual or group of individuals who own less than a plurality of the voting stock would be able to obtain representation on a board of directors. Such an individual or group may have interests and goals which are not consistent with and might be in conflict with those of a majority of shareholders. The Company's Board of Directors believes that each director should represent the interests of all shareholders, rather than the interests of any special constituency. The Board of Directors believes that the Company

                                                              Preliminary Copies

should have a strong management team with a shared vision and strategy aligned with that of a majority of its shareholders for the future of the Company. The presence on the Board of one or more directors representing any special constituency could disrupt and impair the efficient management of the Company.

     To the extent that the Amendment would be deemed to discourage groups of shareholders from attempting to capture seats on the Board of Directors, it could be deemed to impede the ability of shareholders to implement changes to the governance and management of the Company, whether or not such changes would be beneficial to shareholders generally.

     The Company's Certificate of Incorporation and By-Laws contain certain provisions which have or may be viewed as having certain anti-takeover effects.
(1) The Company's Certificate of Incorporation contains a fair price provision which requires the affirmative vote of the holders of 75% of the Company's outstanding Common Stock to approve certain mergers, asset sales and other transactions ("Business Combinations") involving the Company or a subsidiary of the Company and a 10% or greater shareholder of the Company ("Interested Shareholder") or certain affiliates of an Interested Shareholder, unless a majority of Disinterested Directors (as defined therein) approves the transaction or the transaction complies with the "fair price" provision. If a Business Combination is approved by a majority of the Disinterested Directors or meets the required "fair price" provisions, it must be approved by two-thirds of the votes cast unless the transaction has been approved by two-thirds of the directors, in which case the transaction must be approved by only a majority of votes cast. (2) The Company's Certificate of Incorporation provides for the issuance of six million shares of "blank check" preferred stock, none of which are outstanding. The authorization of "blank check" preferred stock permits the Company's directors to designate the rights, preferences, and limitations of such preferred stock in one or more series without shareholder approval. (3) The Company's By-Laws contain a sixty-day advance notice requirement for the submission of shareholder proposals, including the nominations to the Board of Directors.

     The Board has no present intention of proposing additional amendments to the Certificate of Incorporation or the By-Laws that would affect the ability of a third party to effect a change in control of the Company. The Amendment is not being recommended in response to any specific effort of which the Company is aware to accumulate the Company's Common Stock or to obtain control of the Company or its Board of Directors by means of a solicitation in opposition to management or otherwise. In addition the Board's recommendation of the Amendment is not part of a plan by management to adopt a series of such amendments.

     The Company's entire Board of Directors is elected annually and the Company's shareholders are given the opportunity to replace any and all of the directors if they are not satisfied with the Company's performance. A majority of companies whose shares are publicly traded do not have cumulative voting for the election of directors.

     The Board is proposing the Amendment at this time because it believes it is in the best interests of the shareholders of the Company for the reasons stated above.

     The Board recommends a vote FOR this proposal.

                                                              Preliminary Copies

                              SHAREHOLDER PROPOSAL
                                  (Proposal 4)

     Ted D. Taubeneck, 3602 Chadbury Road, Mount Laurel, NJ 08054, who is the owner of 18,866 shares of the Company's Common Stock, has advised the Company that it is his intention to present the following resolution for consideration and action by the shareholders at the 1997 Annual Meeting:

     "RESOLVED, that the shareholders recommend and request the Directors of the Corporation immediately consider the Corporation's strategic options, including selling--or spinning off to the shareholders--all of its businesses, which I believe are quite distinct, and report to the shareholders well before the next annual meeting the facts and factors they have considered, their analysis, their conclusions and recommendations, and an indication of how they can be accomplished."

     Supporting Statement of the Proponent:
              "1. The principal function of a Board of Directors is to consider strategic options, and decide which one or ones to pursue. The Corporation has accomplished just two acquisitions and three divestitures in the last five years, and there is no discernible evidence that SL's Board has considered strategic options in recent years, so it should do so immediately.
             2. The Corporation has completely missed the Bull Market of the past two years.
             SL has become what Wall Street calls an "orphan"--that is, SL has no following, very little float, a small capitalization, and no identity. This is primarily because it is, in my opinion, a "mini-conglomerate," a small group of diverse businesses, with no single focus that today's market, or its thousands of analysts, can easily grasp and which therefore suffers what I would call a "conglomerate discount" that suppresses its price.
             I believe that SL is made up of five quite distinct, dissimilar businesses: power creation (MTI), power supply and distribution
     (Teal and Condor), industrial power protection (Waber's more profitable side), consumer power protection (Waber's less profitable side) and power consumption (chrome plating).
             There is a "way out" that is classical and that hundreds of corporations in the U.S. have used in the past 15 years--spin off all the dissimilar businesses.
             Standing alone, which each could well do, each of the five would be understandable to investors, brokers and analysts, and worth far more in the aggregate than SL's current stock price. SL has just sold its Auburn business, which represented only about 10% of SL's total operating profit, for $12 million. But that implicit value will never be realized so long as the businesses are bundled together in what I would call a "mini-conglomerate," and adding more dissimilar businesses would just make what I view as a "conglomerate discount" worse.
             3. The Board's "duty of care" means that it should collect and examine all the relevant facts and factors in considering strategic options, analyze those facts and factors, and come to reasoned conclusions. For the shareholders to be assured that this has taken place, promptly and properly and independently, the Board should report all of this to the shareholders, at the earliest possible time.
             4. I own 18,866 shares of SL, and am keenly interested in seeing their underlying value realized, in the near future. I urge all other shareholders with a similar interest to join with me in voting for this Resolution."

                                                              Preliminary Copies

Statement of the Company in Opposition to Shareholder Proposal

     The Board recommends a vote against this Proposal for the following reasons:

     The Board of Directors is committed to maximizing shareholder value and has set a strategy that it believes will provide the best opportunity to grow the value of SL Industries' stock in the long-run. In the course of its deliberations, the Board regularly reevaluates and refines its corporate strategy. As a result, the Company has undertaken several important initiatives in the past five years, including three divestitures and two acquisitions. With the sale of its SL Auburn subsidiary this year, the Company has substantially completed its goal of consolidating its efforts and resources in the Power and Data Quality Industry. The Board believes that the highest value for the Company's shares will be accomplished by continuing to direct the Company's efforts to become a leader in the production of power and data quality products.

     Throughout this year, the Company's management communicates with shareholders, interested investors, stock market analysts and others about the Company's goals, strategies, business, financial conditions, and, as appropriate, prospects. In addition, management reports to shareholders at the Company's annual meeting and is available throughout the year to answer questions.

     Accordingly, the Board recommends a vote AGAINST this Proposal.

         SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of the Corporation at the Corporation's principal executive offices at Suite A-114, 520 Fellowship Road, Mount Laurel, New Jersey 08054, no later than June 12, 1998.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

     The Annual Report of the Company for its fiscal year ended July 31, 1997, was mailed on October 10, 1997, to all shareholders of record. Copies of the Company's Form 10-K Report for that year, as filed with the Securities and Exchange Commission, will be available without charge to shareholders by writing: James E. Morris, Secretary, SL Industries, Inc., Suite A-114, 520 Fellowship Road, Mount Laurel, New Jersey 08054.



                                             By Order of the Board of Directors


                                              James E. Morris
                                              Secretary

                                                              Preliminary Copies

                               SL INDUSTRIES, INC.


         This Proxy is Solicited on Behalf of the Board of Directors of SL Industries, Inc. For the Annual Meeting of Shareholders, to Be Held November 21, 1997

         The undersigned shareholder of SL Industries, Inc., a New Jersey corporation, does hereby constitute and appoint J. Dwane Baumgardner and Edward
A. Gaugler, and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as specified below all of the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Ramada Regency Palace, Route 73 and Fellowship Road, Mount Laurel, New Jersey, on November 21, 1997, at 9:00 in the morning, and at any adjournment thereof. This proxy revokes all prior proxies given by the undersigned.

         This proxy, when properly executed, will be voted in the manner directed below. With respect to the election of directors, where no vote is specified or where a vote FOR Proposal (1) is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the discretion of the proxies named herein in order to elect as many nominees as believed possible under the then prevailing circumstances. Unless indicated to the contrary, if you strike out the name of a nominee, all your cumulative votes will be distributed among the remaining nominees at the discretion of the proxies. Where no vote is specified, this proxy will be voted FOR management Proposals (2) and (3), and AGAINST Proposal (4), as recommended by the Board of Directors. The individuals named above are authorized to vote in their discretion on any other matters that properly come before the meeting.



                 (Continued and to be signed on the other side)

                                                              Preliminary Copies

(Continued from other side)

         The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

(1) Election of Directors Nominees: J. Dwane Baumgardner; Owen Farren; Edward A. Gaugler; George R. Hornig; Salvatore J. Nuzzo; Walter I. Rickard, Robert J. Sanator.

/ / FOR the election as directors for the ensuing year of all or any nominees listed above (except as stricken out above) (To withhold authority to vote for any specific nominees, check the foregoing box and strike out or line through such nominee's name on the list above.)

/  / WITHHOLD AUTHORITY to vote for all nominees listed above.


(2) Ratification of Appointment of Arthur Andersen LLP as Auditors for the Fiscal Year 1998

/  /  FOR           /  /  AGAINST                  /  /  ABSTAIN


(3) Amendment to the Company's Certificate of Incorporation Eliminating Cumulative Voting.


/  /  FOR           /  /  AGAINST                  /  /  ABSTAIN


(4) Shareholder Proposal.

         The Board of Directors recommends a vote AGAINST Proposal 4.

/  /  FOR           /  /  AGAINST                  /  /  ABSTAIN


(5) Upon all other matters properly coming before the meeting and any adjournment thereof.


     Dated:  ......................................., 1997

     Signature:  .........................................

     Signature:  .........................................

     Title:  .............................................

  Please sign exactly as your name appears hereon. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. This proxy shall vote all shares held in all capacities to which the signatory is entitled.